EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statements on Form S-3 of Live Nation Entertainment, Inc. of our report dated June 28, 2018 relating to the financial statements of Venta de Boletos por Computadora, S.A. de C.V., which appears in Live Nation Entertainment, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2018.

/s/ PricewaterhouseCoopers, S. C.

José Carlos del Castillo Díaz
Mexico City, Mexico
August 30, 2019